UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012 (January 18, 2012)

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barry W. Sanders as President and Chief Operating Officer

On January 18, 2012, the Board of Directors of The Scotts Miracle-Gro Company (the “Company”), acting through its Compensation and Organization Committee (the “Compensation Committee”), appointed Barry W. Sanders as President and Chief Operating Officer of the Company, effective as of January 1, 2012. In this position, Mr. Sanders will continue to oversee all business unit and operating functions at the Company and will continue to report directly to the Company’s Chairman of the Board and Chief Executive Officer, James Hagedorn.

Prior to his appointment as President and Chief Operating Officer, Mr. Sanders, 48, had served as the Company’s President since October 2010. Previously, he served as the Company’s Executive Vice President, Global Consumer from June 2010 to October 2010, and as Executive Vice President, North America from September 2007 until May 2010. He served as Executive Vice President of Global Technology and Operations of the Company from January to September 2007, where he was responsible for the Company’s supply chain and information systems, as well as research and development efforts. Before January 2007, he led the North American and global supply chain organizations as well as the North American sales force. He has been an employee of the Company (or the Company’s predecessor) since 2001 and an executive officer since January 2007.

In connection with his appointment as President and Chief Operating Officer, Mr. Sanders’s incentive opportunity under The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) was increased from 70% of his base salary to 80%, effective January 1, 2012. His base salary remains $600,000.

Grant of Equity-Based Awards

On January 20, 2012, the Company granted the following equity-based awards to each of the named executive officers set forth below:

	Number of Performance Units	Number of Restricted Stock Units	Number of Nonqualified Stock Options
James Hagedorn, Chief Executive Officer and Chairman of the Board	27,109	26,312	114,312

Barry W. Sanders, President and Chief Operating Officer	10,701	10,387	45,124

David C. Evans, Chief Financial Officer and Executive Vice President, Strategy and Business Development	6,778	6,578	28,578

Vincent C. Brockman, Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer	3,924	3,809	16,546

Denise S. Stump, Executive Vice President, Global Human Resources	2,711	2,632	11,432

Each whole performance unit represents the right to receive one full common share of the Company (a “Common Share”) if both the performance criteria and vesting requirement underlying the performance unit are satisfied. The Compensation Committee established the performance criteria as return on invested capital (“ROIC”), calculated on a trailing 36-month basis. The performance period for the grant runs from October 1, 2011 through September 30, 2014. For purposes of determining whether the performance criteria has been achieved, the Compensation Committee defined ROIC as adjusted net operating profit after tax, divided by average invested capital, in each case as defined by the Company. In order to maintain an appropriate balance between short-term and long-term behavior, the Compensation Committee reserved the right to include or exclude capital and earnings from the calculation of ROIC (for performance measurement purposes) for significant and/or unusual future acquisitions or internal investments, based on the facts and circumstances unique to each. In addition, the Compensation Committee reserved the right to reduce the maximum number of performance units that may be earned based on such subjective criteria as it may deem appropriate.

The number of performance units awarded reflects the number of performance units that will be earned for achieving a three-year average ROIC of 11.8%. Each named executive officer may earn more or less than the number of performance units awarded based on the performance results achieved. A three-year average ROIC of 11.0% will result in a minimum payout of 50% of the performance units awarded, while a three-year average ROIC of 12.6% will result in a maximum payout of 150% of the performance units awarded. The number of performance units earned will be calculated on a straight-line basis for achievement of a three-year average ROIC between 11.0% and 12.6%. No performance units will be earned if the three-year average ROIC is below 11.0%.

Each performance unit was granted subject to the terms of a Performance Unit Award Agreement, which generally provides that, in the event the performance goal is satisfied, each executive officer’s interest in the performance unit will vest on January 20, 2015, the third-anniversary of the date of grant.

Each restricted stock unit (“RSU”) represents the right to receive one full Common Share if the vesting requirement underlying the RSU is satisfied. Each RSU was granted subject to the terms of a Restricted Stock Unit Award Agreement, which generally provides that each executive officer’s interest in the RSU will vest on January 20, 2015, the third-anniversary of the date of grant.

Each nonqualified stock option (“NSO”) represents the right to purchase one full Common Share at the exercise price established for such NSO if the vesting requirement underlying the NSO is satisfied. Each NSO was granted subject to the terms of a Nonqualified Stock Option Award Agreement, which generally provides that each executive officer’s interest in the NSO will vest on January 20, 2015, the third anniversary of the date of grant. Based on the closing price of the Common Shares on the New York Stock Exchange on the date of grant, each NSO has an exercise price of $47.66.

The foregoing descriptions of the terms and conditions of the Performance Unit Award Agreement, the Restricted Stock Unit Award Agreement and the Nonqualified Stock Option Award Agreement are qualified in their entirety by reference to the full text of the form of Performance Unit Award Agreement, the form of Restricted Stock Unit Award Agreement and the form of Nonqualified Stock Option Award Agreement, copies of which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 18, 2012, the Company’s Board of Directors approved and adopted a refreshed Code of Business Conduct & Ethics (the “Code of Conduct”). The refreshed Code of Conduct replaces the Company’s previous Code of Business Conduct and Ethics in its entirety.

The main purpose for refreshing the Code of Conduct was to improve its clarity and readability while ensuring that the Code of Conduct reinforces the Company’s cultural initiatives and strategies. Among other things, the refreshed Code of Conduct highlights the Company’s guiding principles and cultural attributes, sets clear expectations for Company leaders, includes additional detail regarding the Company’s policies with respect to anti-bribery, data privacy and international trade and provides additional information regarding the numerous channels through which Company associates can report concerns arising under the Code of Conduct. The refreshed Code of Conduct also includes a question and answer section designed to provide the Company’s associates with additional guidance.

The foregoing description of the refreshed Code of Conduct is qualified in its entirety by reference to the full text of The Scotts Miracle-Gro Company Code of Business Conduct & Ethics, a copy of which is included as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 19, 2012, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) at The Berger Learning Center, located at 14111 Scottslawn Road, Marysville, Ohio 43041. At the close of business on November 28, 2011, the record date for the Annual Meeting, there were a total of 60,957,452 Common Shares of the Company issued and outstanding, each share being entitled to one vote. At the Annual Meeting, 56,560,521, or 92%, of the outstanding Common Shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1 – Election of Directors.

Each of Alan H. Barry, Thomas N. Kelly Jr., Carl F. Kohrt, Ph.D. and John S. Shiely was elected as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2015. The results of the vote were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Alan H. Barry	53,424,728	177,468	2,958,325

Thomas N. Kelly Jr.	53,482,085	120,111	2,958,325

Carl F. Kohrt, Ph.D.	53,500,315	101,881	2,958,325

John S. Shiely	53,500,903	101,293	2,958,325

Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

The compensation of the Company’s named executive officers was approved on an advisory basis. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,838,009	2,617,599	146,588	2,958,325

Proposal 3 – Advisory Vote on the Frequency With Which Future Advisory Votes on Executive Compensation Will Occur.

Shareholders expressed a preference for holding an advisory vote on executive compensation every year. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstention	Broker Non-Votes
52,239,467	131,422	1,101,070	130,237	2,958,325

The Company has considered the shareholders’ preference and has determined that it will hold an advisory vote on executive compensation every year until the next shareholder vote on frequency, which will occur no later than the Company’s Annual Meeting of Shareholders in 2018.

Proposal 4 – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2012.

The Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
56,362,752	183,695	14,074

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description

10.1	Specimen form of Performance Unit Award Agreement for Employees (with Related Dividend Equivalents) used to evidence grants of Performance Units which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

10.2	Specimen form of Restricted Stock Unit Award Agreement for Employees (with Related Dividend Equivalents) used to evidence grants of Restricted Stock Units which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

10.3	Specimen form of Nonqualified Stock Option Award Agreement for Employees used to evidence grants of Nonqualified Stock Options which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

14.1	The Scotts Miracle-Gro Company Code of Business Conduct & Ethics (as revised effective January 18, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

January 24, 2012	By:	/S/ VINCENT C. BROCKMAN
	Name:	Vincent C. Brockman
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated January 24, 2012

The Scotts Miracle-Gro Company

Exhibit No.	Description

10.1	Specimen form of Performance Unit Award Agreement for Employees (with Related Dividend Equivalents) used to evidence grants of Performance Units which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

10.2	Specimen form of Restricted Stock Unit Award Agreement for Employees (with Related Dividend Equivalents) used to evidence grants of Restricted Stock Units which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

10.3	Specimen form of Nonqualified Stock Option Award Agreement for Employees used to evidence grants of Nonqualified Stock Options which may be made under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (post-January 19, 2012 version)

14.1	The Scotts Miracle-Gro Company Code of Business Conduct & Ethics (as revised effective January 18, 2012)